Exhibit 3.287

State of Delaware

Certificate of Merger
of
VoiceStream Pittsburgh General Partner, Inc.
(a Delaware corporation)
merging with and into
T-Mobile Northeast LLC
(a Delaware limited liability company)

Pursuant to Title 8, Section 264(c) of the Delaware General Corporation Law and Title 6, Section 18-209 of the Delaware Limited Liability Company Act, the undersigned surviving limited liability company executed the following Certificate of Merger:

First:
The name of the surviving limited liability company is T-Mobile Northeast LLC and the name of the corporation being merged into this surviving limited liability company is VoiceStream Pittsburgh General Partner, Inc.

Second:	The Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by the surviving limited liability company and by the merging corporation.

Third:	The name of the surviving limited liability company is T-Mobile Northeast LLC.

Fourth:	The merger is to become effective on January 31, 2017 at 4:30 pm EST.

Fifth:	The executed Agreement and Plan of Merger is on file at 12920 S.E. 38th Street, Bellevue Washington 98006, a place of business of the surviving limited liability company.

Sixth:
A copy of the Agreement and Plan of Merger will be furnished by the surviving limited liability company on request, without cost, to any member of any constituent limited liability company or stockholder of any constituent corporation.

(signature page follows)

IN WITNESS WHEREOF, said surviving limited liability company has caused this certificate to be signed by its authorized officer this 31st day of January, 2017.

T-Mobile Northeast LLC, a Delaware
limited liability company

By:	/s/ David A. Miller
Name: David A. Miller
Title: Executive Vice President, General Counsel & Secretary

State of Delaware
Certificate of Merger
of
VoiceStream Pittsburgh LLC
(a Delaware limited liability company)
merging with and into
T-Mobile Northeast LLC
(a Delaware limited liability company)

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Company Act, the undersigned surviving limited liability company executed the following Certificate of Merger:

The name of the surviving limited liability company is T-Mobile Northeast LLC, a Delaware limited liability company.

First:	The jurisdiction in which this surviving limited liability company was formed is Delaware.

Second:
The name of the limited liability company (the “Merging Delaware LLC”) being merged with and into the surviving limited liability company is VoiceStream Pittsburgh LLC, a Delaware limited liability company.

Third:	The Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by the surviving limited liability company and by the Merging Delaware LLC.

Fourth:	The name of the surviving limited liability company is T-Mobile Northeast LLC. The merger is to become effective on March 31, 2017 at 11:59 pm EST.

Fifth:	The executed Agreement and Plan of Merger is on file at 12920 S.E. 38th Street, Bellevue Washington 98006, a place of business of the surviving limited liability company.

Sixth:
A copy of the Agreement and Plan of Merger will be furnished by the surviving limited liability company, on request without cost, to any member of the Merging Delaware LLC or to any person holding an interest in any other business entity which is to merge or consolidate.

[Signature on following page]

IN WITNESS WHEREOF, said surviving limited liability company has caused this certificate to be signed by its authorized person this 29th day of March, 2017.

T-Mobile Northeast LLC, a Delaware
limited liability company

By:	/s/ David A. Miller
Name: David A. Miller
Title: Executive Vice President, General Counsel & Secretary